Exhibit (a)(1)(G)

FORMS OF REMINDER E-MAILS

[                    ] [Approximately One Week After Offer Commences]

We are just completing the first week of the Integrated Silicon Solution, Inc. (“we,” “us,” “our,” or “ISSI”) Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”). By now you should have received a listing of your eligible options. If you have not yet received your listing, please contact us immediately by e-mail at tha@issi.com.

The offer expires at 5:00 p.m., Pacific Time, on April 1, 2009 (unless we extend the offer). If you would like to participate in this offer, you should print out an Election Form, complete it and deliver it to us via:

•	E-mail to tha@issi.com (attaching a PDF or similar imaged document file of your Election Form);

•	Fax to (408) 969-4730; or

•	Hand-delivery to Thanh Ha at ISSI

Only responses that are properly completed and received by the deadline will be accepted. We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Scott Howarth dated March 2, 2009; (3) the Election Form; and (4) the Withdrawal Form.

[                    ] [Approximately Two Weeks After Offer Commences]

We are about to complete the second week of the Integrated Silicon Solution, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).

The offer expires at 5:00 p.m., Pacific Time, on April 1, 2009 (unless we extend the offer). If you would like to participate in this offer, you should print out an Election Form, complete it and deliver it to us via:

•	E-mail to tha@issi.com (attaching a PDF or similar imaged document file of your Election Form);

•	Fax to (408) 969-4730; or

•	Hand-delivery to Thanh Ha at ISSI

Only responses that are properly completed and received by the deadline will be accepted. We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Scott Howarth dated March 2, 2009; (3) the Election Form; and (4) the Withdrawal Form.

[                    ] [Final Week]

We are entering the final week of the Integrated Silicon Solution, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).

The offer expires at 5:00 p.m., Pacific Time, on April 1, 2009 (unless we extend the offer). If you would like to participate in this offer, you should print out an Election Form, complete it and deliver it to us via:

•	E-mail to tha@issi.com (attaching a PDF or similar imaged document file of your Election Form);

•	Fax to (408) 969-4730; or

•	Hand-delivery to Thanh Ha at ISSI

Only responses that are properly completed and received by the deadline will be accepted. We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Scott Howarth dated March 2, 2009; (3) the Election Form; and (4) the Withdrawal Form.

[                    ] [Last Days]

We are coming up to the last day to participate in the Integrated Silicon Solution, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”). The expiration time and date will be strictly enforced, so we urge you to act now if you would like to participate in the offer.

The offer expires at 5:00 p.m., Pacific Time, on April 1, 2009 (unless we extend the offer). If you would like to participate in this offer, you should print out an Election Form, complete it and deliver it to us via:

•	E-mail to tha@issi.com (attaching a PDF or similar imaged document file of your Election Form);

•	Fax to (408) 969-4730; or

•	Hand-delivery to Thanh Ha at ISSI

Only responses that are properly completed and received by the deadline will be accepted. We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Scott Howarth dated March 2, 2009; (3) the Election Form; and (4) the Withdrawal Form.